Exhibit 10.1

AMENDMENT NO. 1 TO ADMINISTRATIVE SERVICES AGREEMENT

This Amendment No. 1 to Administrative Services Agreement (this “Amendment”), dated as of February 26, 2021, is made by Avalon Energy, LLC, a Texas limited liability company (the “Company”), and SandRidge Permian Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, SandRidge Energy, Inc. (“SandRidge”) and the Trust entered into that certain Administrative Services Agreement, dated as of April 1, 2011 (the “Agreement”), pursuant to which the Company agreed to provide certain administrative services for the Trust in exchange for an administrative services fee as described therein;

WHEREAS, on November 1, 2018, SandRidge and the Company entered into an Assignment, Assumption and Consent Agreement pursuant to which SandRidge assigned and delegated all of its rights, duties and obligations in the Agreement to the Company, and the Company assumed all such rights, duties and obligations, from and after the Closing Date set forth in that certain Purchase and Sale Agreement dated as of September 17, 2018 among SandRidge, SandRidge Exploration and Production, LLC, and the Company, in accordance with the terms thereof;

WHEREAS, pursuant to Section 5.05 of the Agreement, the Agreement may be amended by a written instrument executed by each of the Company and the Trust;

WHEREAS, in accordance with Section 10.02(b) of the Amended and Restated Trust Agreement dated as of August 16, 2011 among the Company, the Trust and The Corporation Trust Company (the “Trust Agreement”), the Trustee may amend the Agreement without the approval of the Trust unitholders, provided that such amendment would not materially increase the costs or expenses of the Trust or materially adversely affect the economic interests of Trust unitholders;

WHEREAS, the Company and the Trust desire to amend Section 5.01(a) of the Agreement to revise the events that would terminate the Agreement in order to permit the Trust to continue to receive services from the Company as are necessary to fulfill the purposes of the Trust as set forth in Section 2.02 of the Trust Agreement, until the Trust is finally liquidated and wound up in accordance with Section 9.03 of the Trust Agreement;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions herein set forth, the Company and the Trust hereby agree as follows:

Section 1. Amendments.

Section 5.01(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)     This Agreement shall become effective on the date of this Agreement and shall continue until the date (the “Termination Date”) that is the earliest of:

(i)     the date the Trust is finally wound up and liquidated in accordance with Section 9.03 of the Trust Agreement;

(ii)      the date that all of the Conveyances have been terminated;

(iii)   the date that either the Company or the Trustee may designate by delivering a written notice no less than 90 days prior to such date; provided, that the Company’s drilling obligations under the Development Agreement shall have been completed by such date; provided, further, that the Company shall not terminate this Agreement except in connection with the Company’s transfer of some or all of the Subject Interests (as defined in the Conveyances) and then only with respect to the Services to be provided with respect to the Subject Interests being transferred, and only upon the delivery to the Trustee of an agreement of the transferee of such Subject Interests, reasonably satisfactory to the Trustee, in which such transferee assumes the responsibility to perform the Services relating to the Subject Interests being transferred; and

(iv)     the date as mutually agreed in writing by the parties to this Agreement.”

Section 2. Effect of Amendment. Except as expressly modified and amended herein, all of the terms and conditions of the Agreement shall remain in full force and effect.

Section 3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law principles that would cause the application of the laws of any other jurisdiction.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been signed by the parties hereto as of the day and year first above written.

AVALON ENERGY, LLC

By:	/s/ Brandon Hall
	Name:	Brandon Hall
	Title:	CFO

SANDRIDGE PERMIAN TRUST

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell
	Name:	Sarah Newell
	Title:	Vice President

[Signature Page to Amendment No. 1 to Administrative Services Agreement]